                                  SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:


[ ] Preliminary information statement     [ ] Confidential, for use of the Commission
                                              only (as permitted by Rule 14c-5(d)(2))

[X] Definitive information statement



                                 UDATE.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)     Maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)     Total fee paid:

--------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount Previously Paid:

--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)      Filing Party:

--------------------------------------------------------------------------------
(4)      Date Filed:

                                 UDATE.COM, INC.

                              NEW ENTERPRISE HOUSE
                                ST. HELENS STREET
                                  DERBY DE1 3GY
                                     ENGLAND
                                 (877) 802-7243


                       NOTICE OF ACTION BY WRITTEN CONSENT
                                      OF A
                    MAJORITY OF THE OUTSTANDING COMMON SHARES
                            TAKEN ON MARCH 28, 2001




To the Stockholders of uDate.com, Inc.:


        Notice is hereby given that the holders of a majority of the outstanding shares of uDate.com, Inc., a Delaware corporation (together with its predecessor, uDate.com, a California corporation, the "Company"), have acted by written consent to adopt and approve the Company's 2001 Stock Incentive Plan.



        Your consent to the adoption of the 2001 Stock Incentive Plan is not required and is not being solicited. Pursuant to Section 228 of the General Corporation Law of the State of Delaware, you are hereby being provided with notice of the approval of the 2001 Stock Incentive Plan by the less than unanimous written consent of the stockholders of the Company. We are providing this statement for information purposes only.


                                    By Order of the Board of Directors



                                    /s/ Allan Watson
                                    ----------------------------------
                                    Secretary





                        WE ARE NOT ASKING YOU FOR A PROXY

                                       AND

                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 UDATE.COM, INC.
                              NEW ENTERPRISE HOUSE
                                ST. HELENS STREET
                                  DERBY DE1 3GY
                                     ENGLAND
                                 (877) 802-7243


                              INFORMATION STATEMENT
                  ACTION BY THE HOLDERS OF A MAJORITY OF SHARES

        This Information Statement is furnished to the stockholders of uDate.com, Inc., a Delaware corporation (the "Company"), in connection with the adoption and approval of the Company's 2001 Stock Incentive Plan, or 2001 Plan, by the written consent of the holders of a majority in interest of the Company's voting capital stock, consisting of the Company's outstanding common stock, par value $0.001 per share (the "Common Stock").


        The elimination of the need for a special meeting of stockholders to approve the 2001 Plan is made possible by Section 228 of the General Corporation Law of the State of Delaware (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to approve an action such as the adoption of the 2001 Plan. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the adoption of the 2001 Plan as early as possible in order to accomplish the purposes of the Company as hereinafter described, the 2001 Plan was submitted to the holder of a majority in interest of the Company's Common Stock for such stockholder's written approval.



        The Board of Directors of the Company has taken action to approve the 2001 Plan. Stockholders holding an aggregate of over 50% of the issued and outstanding shares of Common Stock have consented in writing to the approval and adoption of the 2001 Plan. (The determination of the percentage of the Common Stock held by the stockholder consenting in writing to the adoption of the 2001 Plan was made on March 28, the date such written consent was given.) Accordingly, all corporate action necessary to approve and adopt the 2001 Plan has already been taken.



        Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. No additional action will be undertaken pursuant to such notice, and no dissenters' rights under Delaware Law are afforded to the Company's stockholders as a result of the adoption of the 2001 Plan. This Information Statement is first being mailed to stockholders on or about May 31, 2001.


        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     SUMMARY

        The Company's Board of Directors has recommended and the holders of a majority of the Company's outstanding shares have approved, the Company's 2001 Stock Incentive Plan. The 2001 Plan provides for the grant of "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options and restricted stock awards. The purpose of the 2001 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who make, or are expected to make, important contributions to us.



                        WE ARE NOT ASKING YOU FOR A PROXY

                                       AND

                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                            2001 STOCK INCENTIVE PLAN

        The following is a brief summary of the provisions of the 2001 Stock Incentive Plan. The following summary is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached to the electronic copy of the preliminary form of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 2001 Plan may be obtained from the Secretary of the Company.


        Our Board adopted the 2001 Plan on March 27, 2001, and our stockholders approved the 2001 Plan on March 28, 2001.


DESCRIPTION OF THE 2001 PLAN

        Types of Awards

        The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options and restricted stock awards (collectively, "Awards").


         Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of all classes of stock of the Company or its subsidiaries). The 2001 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, except as the Board may otherwise provide in an option agreement, in connection with a "cashless exercise" through a broker, (ii) subject to certain limitations, surrender to the Company of shares of Common Stock, (iii) to the extent permitted by the Board, delivery to the Company of a promissory note, (iv) to the extent permitted by the Board, any other lawful means as our Board may determine, or (v) any combination of these forms of payment.


        Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Eligibility to Receive Awards

        Employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of the Company are eligible to be granted Awards under the 2001 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

        Shares Subject to the 2001 Plan

        The following shares are authorized for issuance pursuant to the 2001
Plan:

        (1)     4,280,000 shares of Common Stock; plus

        (2) an annual increase to be effected on the first day of each of the Company's fiscal years beginning on January 1, 2002 through and including January 1, 2005 equal to the lesser of (i) 500,000 shares of Common Stock, (ii) 2% of the outstanding shares on such date or (iii) an amount determined by the Board.

provided, however, that in no event shall the number of shares available under the 2001 Plan be increased under clause (2), in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, to a total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of the Company on the first day of the applicable fiscal year.


        Whenever Awards under the 2001 Plan expire, terminate or otherwise become unexerciseable, the shares of Common Stock which were subject to those awards may again be available for award under the 2001 Plan, subject, however, in the case of incentive stock options, to any limitation required under the Code. Shares issued under the 2001 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.



        The maximum number of shares of Common Stock with respect to which Awards may be granted to a plan participant under the 2001 Plan will not exceed 1,500,000 shares of Common Stock per calendar year (subject to adjustment as described below).


        Plan Benefits


        As of May 25, 2001, approximately 50 persons were eligible to receive Awards under the 2001 Plan, including the Company's executive officers and non-employee directors. The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that the following awards will be made under the 2001 Plan.



                                NEW PLAN BENEFITS

                            2001 STOCK INCENTIVE PLAN

     Name and Position                                                   Dollar Value($)      Number of Options
     -----------------                                                   --------------       -----------------

          Executive Group..........................................        $1,316,000              700,000

          Non-Executive Officer Employee Group.....................                 *              780,000

----------------
        * The dollar value of the options granted to the Non-Executive Officer Employer Group is indeterminable.


        On May 25, 2001, the last reported sale price of our common stock on the OTC Bulletin Board was $1.40.


        Administration

        The 2001 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate authority to administer certain aspects of the 2001 Plan to one or more committees or subcommittees of the Board of Directors.

        Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors or any committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines
(i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of our Common Stock subject to any restricted stock Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.




        Consequences of a Reorganization Event


        The 2001 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction. Upon the occurrence of a Reorganization Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board of Directors must either accelerate the vesting of the options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding options. In addition, if the Reorganization Event also constitutes a Change in Control Event (as defined below), except to the extent specifically provided to the contrary in the agreement between the plan participant and the Company, the assumed or substituted options shall be immediately exerciseable upon the occurrence of the Reorganization Event.


        Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation.

        Consequences of a Change in Control Event

        The 2001 Plan contains provisions addressing the consequences of any Change in Control Event, which is defined as (i) with certain exceptions, the acquisition of 50% or more of either the Common Stock of the Company or the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors, (ii) with certain exceptions, the replacement of the existing board of directors, or (iii) with certain exceptions, the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company. Upon the occurrence of a Change in Control Event, all outstanding options will automatically become immediately exercisable in full.

        Upon the occurrence of a Change in Control Event, except to the extent specifically provided to the contrary in the agreement between the plan participant and the Company, the vesting schedule of all restricted stock Awards shall be accelerated in part so that one-half of the Award shall immediately become free from conditions or restrictions, and the remaining one-half of such number of shares shall continue to vest in accordance with the Award's original schedule, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each outstanding Award shall vest immediately in full if, on or prior to the first anniversary of the Change in Control Event, the plan participant's employment with the Company or the acquiring or succeeding corporation is terminated without cause by the Company or the acquiring or succeeding corporation or with good reason by the plan participant.


        Limitations

        Notwithstanding the foregoing provisions related to acceleration of options and restricted stock awards under the 2001 Plan, if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected pursuant to the above-discussed provisions would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

        Transferability

        Except as the Board may otherwise determine, or as provided in an award, awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the plan participant, may be exercisable only by the plan participant.

        References to a participant herein, to the extent relevant in the context, include references to authorized transferees.

        Amendment or Termination

        The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

CALIFORNIA SUPPLEMENT

        Awards granted to California participants under the 2001 Plan are subject to additional restrictions consistent with applicable law of the State of California.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2001 Plan and with respect to the sale of Common Stock acquired under the 2001 Plan. This summary is based on the federal tax laws in effect as of the date of this Information Statement. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options

        In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

        Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

        If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

        If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

        Non-statutory Stock Options

        As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

        With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

        Restricted Stock Awards


        A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes a valid election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a valid Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a valid Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.


        Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the

Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

        Tax Consequences to the Company

        The grant of an Award under the 2001 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2001 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Plan, including in connection with a restricted stock Award or as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.


                                EXECUTIVE OFFICES

        The Company's principal executive offices are located at New Enterprise House, St. Helens Street, Derby, England, DE1 3GY. Its telephone number is (877) 802-7243.


                     OUTSTANDING VOTING STOCK OF THE COMPANY


        The close of business on March 28, 2001 has been fixed as the record date for the determination of stockholders entitled to vote with respect to the stockholder authorization of the 2001 Plan. As of March 28, 2001, there were 18,255,000 shares of Common Stock outstanding. The Common Stock is the sole class of voting securities of the Company. Each stockholder was entitled to one vote for each share of Common Stock held on March 28, 2001. The consent of the holders of a majority of the outstanding shares of Common Stock on March 28, 2001 was necessary to approve and adopt the 2001 Plan.




                  [Remainder of Page Intentionally Left Blank]

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 28, 2001 with respect to the beneficial ownership of the capital stock of the Company by each person known to the Company to own beneficially more than 5% of the Company's outstanding stock, each of the Company's directors and executive officers, and the directors and executive officers as a group. The percentages shown are based on 18,255,000 shares of our common stock outstanding as of March 28, 2001.


                                                                                         Amount and Nature
                                                                                 of Shares Beneficially Owned (1)
                                                                       ----------------------------------------------------
                                                                                               Percentage of Outstanding
                Name and Address of Beneficial Owner                     Number of Shares            Common Stock
                ------------------------------------                     ----------------            ------------
5% Stockholders
---------------
     Atlas Trust Company (Jersey) Limited (2).................              10,711,831                   58.7%
         P.O. Box 246, Suite 1
         17 Queen Street
         St. Helier, Jersey, JE4 5PP Channel Islands
     Innovative Finance Limited (3)...........................              1,500,000                    8.22
         TrustNet Chambers
         Box 3444
         Roadtown, Tortola
         British Virgin Islands

Directors
---------
     Melvyn Morris (4) .......................................               262,500                       *
         Chief Executive Officer and Director
     Howard Thacker (5) ......................................               237,500                       *
       Director
     Martin Clifford (6)......................................               110,000                       *
         Executive Vice President and Director
     Ken Olisa ...............................................                - 0 -                      - 0 -
         Director
     Geoff Shingles ..........................................                - 0 -                      - 0 -
         Director

Other Named Officers
--------------------
     Anthony Dunn (7).........................................               110,000                       *
         Chief Technology Officer
All directors and executive officers as a group (6 persons)(8)               720,000                       *

-----------------

* Indicates beneficial ownership of less than 1% of our issued and outstanding common stock.

(1) The number of shares beneficially owned by each 5% stockholder, director, or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares which the individual or entity has the right to acquire on or before May 27, 2001 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding shares held by each person or entity, any shares which that person or entity has the right to acquire on or before May 27, 2001 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the above table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the address for each person in the above table is New Enterprise House, St. Helens Street, Derby DE1 3GY, England.
(2) Represents shares held of record by Atlas Trust Company (Jersey) Limited ("Atlas") in its capacity as trustee of the Employee Benefits and Shares Trust (the "III Trust") of Internet Investments Inc. ("III"). Atlas exercises voting and investment control over the III Trust in its capacity as trustee.
(3) Includes 500,000 shares subject to a warrant exercisable within 60 days after March 28, 2001 and 150,000 shares held by The Continental Trust Company Limited.

(4) Represents options to purchase 262,500 of Common Stock exercisable within 60 days after March 28, 2001, and does not include 10,711,831 shares of Common Stock beneficially owned by the III Trust. Mr. Morris is a director of III and a protector of the III Trust. In his capacity as protector, Mr. Morris has the authority to replace the trustee of the III Trust, but does not have or share voting or investment power over the III Trust. Mr. Morris disclaims beneficial ownership of these shares.

(5) Represents options to purchase 237,500 of Common Stock exercisable within 60 days after March 28, 2001, and does not include 10,711,831 shares of Common Stock beneficially owned by the III Trust. Mr. Thacker is a director of III and a protector of the III Trust. In his capacity as protector, Mr. Thacker has the authority to replace the trustee, but does not have or share voting or investment power over the III Trust. Mr. Thacker disclaims beneficial ownership of these shares. Mr. Thacker also served as Chief Operating Officer and Secretary of the Company until March 29, 2001.
(6) Represents options to purchase 110,000 of Common Stock exercisable within 60 days after March 28, 2001.
(7) Represents options to purchase 110,000 of Common Stock exercisable within 60 days after March 28, 2001.
(8)  See notes 4, 5, 6 and 7 above.

CHANGE OF CONTROL

        Pursuant to the terms of a Share Exchange Agreement dated as of May 23, 2000 (the "Share Exchange Agreement"), the Company (formerly, Anthem Recording West, Inc.) issued 10,711,831 of its shares to Atlas Trust Company (Jersey) Limited ("Atlas"), trustee of the Employee Benefits and Shares Trust of Internet Investments, Inc., a Bahamanian company, in exchange for all of the issued and outstanding shares of capital stock of Internet Investments Inc. and uDate.com, Ltd., a United Kingdom corporation. As a result, Atlas purchased an aggregate of approximately 59% of the issued and outstanding shares of the Company pursuant to the Share Exchange Agreement.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation paid by the Company for the fiscal year ended March 31, 2000 ("Fiscal Year 1999") and the 10 month transition period ended December 31, 2000 to our Chief Executive Officer and three other most highly compensated executive officers during 2000. For ease of reference, we collectively refer to these executive officers throughout this section as our "named executive officers."

                                                                                                      Long Term
                                                                Annual Compensation                  Compensation
                                                      ------------------------------------------     -------------
                                                                                                        Awards
                                                      ------------------------------------------     -------------
                                                                                                      Securities
                                          Fiscal                                Other Annual          Underlying
Name and Principal Position               Year(1)      Salary      Bonus       Compensation(2)         Options(#)
--------------------------------------  -----------   --------   ---------   -------------------     -------------

Melvyn Morris, Chief Executive Officer
   and President.....................      1999             $0          $0                    $0                 0

                                           2000        207,190      91,740                40,800           525,000

Howard Thacker, Director(3)..........

                                           1999              0           0                     0                 0
                                           2000        142,702      50,528                28,651           475,000

Martin Clifford, Executive Vice
President(4).........................      2000         74,890      22,806                13,431                 0

Anthony Dunn, Chief Technology Officer..   1999         14,672           0                     0                 0

                                           2000         89,250      37,416                16,320                 0


        ----------------

(1) Information under "2000" is for the 10 month transition period ended December 31, 2000. Information under "1999" is for the fiscal year ended March 31, 2000.

(2) Represents the amount of an automobile allowance provided by us to the named executive officers.

(3) Mr. Thacker also served as Chief Operating Officer and Secretary of the Company until March 29, 2001.

(4)  Mr. Clifford joined the Company in June 2000.

OPTION GRANTS IN LAST TRANSITION PERIOD

     The following table provides certain information concerning options to purchase our common stock granted during the ten month transition period ended December 31, 2000 to each of the named executive officers.

                                                  Option Grants in the Ten Month Period Ended December 31, 2000
                                        -------------------------------------------------------------------------------
                                         Number of Securities   % of Total Options
                                          Underlying Options        Granted to        Exercise Price
Name                                        Granted (1)(#)       Employees in 2000      Per Share       Expiration Date
                                        ---------------------   ------------------   ----------------   ---------------

Melvyn Morris.......................                  525,000        42.34%            $7.50                  5/22/2010
Howard Thacker......................                  475,000         38.31             7.50                  5/22/2010
Martin Clifford.....................                        0          --              --                            --
Anthony Dunn........................                        0          --              --                            --

        ----------------

        (1) All options granted to the named executive officers were granted under the Company's 2000 Equity Incentive Plan, as amended. The exercise price of all options was at fair market value of the option on the date of grant. The options are generally not transferable by the optionee, are exercisable for a ten year period from the dates of the grant, must generally be exercised within three (3) months after the end of the optionee's status as an employee or within twelve (12) months after the optionee's death or disability. Each option vests ratably as to 50% of the shares covered thereby in the first year and vests as to the remaining 50% of the shares covered thereby 1/24th on each monthly anniversary of the vesting commencement date.

AGGREGATE OPTION EXERCISES IN LAST TRANSITION PERIOD AND TRANSITION PERIOD-END OPTION VALUES

        The following table provides certain information concerning stock option exercises by the named executive officers during the ten month transition period ended December 31, 2000 and options held by the named executive officers as of December 31, 2000.



                                   Number of                             Number of Securities               Value of Unexercised
                                Shares Acquired       Value             Underlying Unexercised              In-The-Money Options
Name                            on Exercise (#)    Realized(1)         Options At 12/31/00 (#)                 At 12/31/00(2)
----------------------         -----------------   -----------   ----------------------------------     ----------------------------
                                                                 Exercisable          Unexercisable     Exercisable    Unexercisable
                                                                 -----------          -------------     -----------    -------------

Melvyn Morris..............             0                --               0              525,000                 --               $0

Howard Thacker.............             0                --               0              475,000                 --                0

Martin Clifford............             0                --              --                --                    --               --

Anthony Dunn...............             0                --              --                --                    --               --

        -----------------

         (1) Represents the difference between the option exercise price and the closing price of our common stock on the OTC Bulletin Board on the date of exercise.

        (2) Based on the closing price of our common stock on the OTC Bulletin Board on December 29, 2000 the last trading day in 2000 of $1.0312 per share, there were no in-the-money options held by any named executive officers.

                              EMPLOYMENT CONTRACTS

EMPLOYMENT AGREEMENTS

        On May 3, 2000, we entered into an employment agreement with Melvyn Morris for an unspecified initial term, which term will be automatically extended until terminated by the Company with twelve months prior written notice or by Mr. Morris with not less than five months prior written notice. The agreement provides that Mr. Morris will serve as our Chief Executive Officer and will also serve on our board of directors. Under the agreement, we pay Mr. Morris a base salary of $303,773, bonuses of a maximum of 76% of salary based upon achievement of targeted performance goals, and an automobile allowance of $59,820 per annum. The agreement specifies that if we terminate Mr. Morris for certain enumerated reasons, Mr. Morris will be required to transfer all shares of the Company held by him to such persons as directed by the Company. Notwithstanding the notice requirements discussed above, the Company may terminate Mr. Morris effective immediately by paying him all amounts owed to him under the terms of the employment agreement. The agreement also provides that for twelve months following termination from the Company, Mr. Morris will not enter into competitive endeavors and will not undertake any commercial activity that is contrary to our best interest or that of our affiliates, including accepting employment or acquiring an interest in any entity (other than up to 1% of the voting shares of any Company traded on a recognized exchange) that provides products and services in competition with the Company.

        On May 3, 2000, we entered into an employment agreement with Howard Thacker for an unspecified term, to serve as our Chief Operating Officer, Secretary and Director. Effective March 29, 2001, Mr. Thacker resigned his positions as Chief Operating Officer and Secretary. We have reached an oral agreement with Mr. Thacker on the terms of his resignation pursuant to which he is to receive severance of 90 days of salary from the date of resignation and to release the Company from any claims arising from or related to his employment with us. Mr. Thacker will remain a non-executive Director with the Company.

        We also have entered into employment agreements with Martin Clifford and Anthony Dunn, each of which has an unspecified initial term and renews automatically until terminated by one of the parties thereto. The Company may terminate Mr. Clifford's agreement with three months prior written notice and Mr. Dunn's employment with twelve months prior written notice. These agreements provide that in addition to their base salaries and automobile allowance, Messrs. Clifford and Dunn will receive annual bonuses based on their performance as measured by their success in meeting targeted performance goals.


            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Each of the directors and officers of the Company since the beginning of the last fiscal year and associates of the foregoing persons has an interest in the adoption of the Company's 2001 Plan that may differ from that of other stockholders of the Company because these parties are potential recipients of awards under the 2001 Plan. No director of the Company opposed the adoption of the 2001 Plan.